EXHIBIT 8.1

LIST OF SUBSIDIARIES

	Consolidated subsidiaries	Jurisdiction of Incorporation
1.	Korea Hydro & Nuclear Power Co., Ltd.	KOREA
2.	Korea South-East Power Co., Ltd.	KOREA
3.	Korea Midland Power Co., Ltd.	KOREA
4.	Korea Western Power Co., Ltd.	KOREA
5.	Korea Southern Power Co., Ltd.	KOREA
6.	Korea East-West Power Co., Ltd.	KOREA
7.	KEPCO Engineering & Construction Company, Inc.	KOREA
8.	KEPCO Plant Service & Engineering Co., Ltd.	KOREA
9.	KEPCO Nuclear Fuel Co., Ltd.	KOREA
10.	KEPCO KDN Co., Ltd.	KOREA
11.	KEPCO International HongKong Ltd.	HONG KONG
12.	KEPCO International Philippines Inc.	PHILIPPINES
13.	KEPCO Gansu International Ltd.	HONG KONG
14.	KEPCO Philippines Holdings Inc.	PHILIPPINES
15.	KEPCO Philippines Corporation	PHILIPPINES
16.	KEPCO Ilijan Corporation	PHILIPPINES
17.	KEPCO Lebanon SARL	LEBANON
18.	KEPCO Neimenggu International Ltd.	HONG KONG
19.	KEPCO Shanxi International Ltd.	HONG KONG
20.	KOMIPO Global Pte Ltd.	SINGAPORE
21.	KEPCO Netherlands B.V.	NETHERLANDS
22.	KEPCO Australia Pty., Ltd.	AUSTRALIA
23.	KOSEP Australia Pty., Ltd.	AUSTRALIA
24.	KOMIPO Australia Pty., Ltd.	AUSTRALIA
25.	KOWEPO Australia Pty., Ltd.	AUSTRALIA
26.	KOSPO Australia Pty., Ltd.	AUSTRALIA
27.	KEPCO Middle East Holding Company	BAHRAIN
28.	Qatrana Electric Power Company	JORDAN
29.	KHNP Canada Energy Ltd.	CANADA
30.	KEPCO Bylong Australia Pty., Ltd.	AUSTRALIA
31.	Korea Waterbury Uranium Limited Partnership	CANADA
32.	KEPCO Holdings de Mexico	MEXICO
33.	KST Electric Power Company, S.A.P.I. de C.V.	MEXICO
34.	KEPCO Energy Service Company	MEXICO
35.	KEPCO Netherlands S3 B.V.	NETHERLANDS
36.	PT. KOMIPO Pembangkitan Jawa Bali	INDONESIA
37.	PT. Cirebon Power Service	INDONESIA
38.	KOWEPO International Corporation	PHILIPPINES
39.	KOSPO Jordan LLC	JORDAN
40.	EWP America Inc.	USA
41.	EWP Renewable Corporation	USA
42.	KNF Canada Energy Limited	CANADA
43.	EWP Barbados 1 SRL	BARBADOS
44.	California Power Holdings, LLC	USA
45.	Gyeonggi Green Energy Co., Ltd.	KOREA
46.	PT. Tanggamus Electric Power	INDONESIA
47.	Gyeongju Wind Power Co., Ltd.	KOREA
48.	KOMIPO America Inc.	USA
49.	PT. EWP Indonesia	INDONESIA

	Consolidated subsidiaries	Jurisdiction of Incorporation
50.	KEPCO Netherlands J3 B.V.	NETHERLANDS
51.	Korea Offshore Wind Power Co., Ltd.	KOREA
52.	Global One Pioneer B.V.	NETHERLANDS
53.	Global Energy Pioneer B.V.	NETHERLANDS
54.	Mira Power Limited	PAKISTAN
55.	KOSEP Material Co., Ltd.	KOREA
56.	Commerce and Industry Energy Co., Ltd.	KOREA
57.	KEPCO KPS Philippines Corp.	PHILIPPINES
58.	KOSPO Chile SpA	CHILE
59.	PT. KOWEPO Sumsel Operation And Maintenance Services	INDONESIA
60.	Hee Mang Sunlight Power Co., Ltd.	KOREA
61.	Fujeij Wind Power Company	JORDAN
62.	KOSPO Youngnam Power Co., Ltd.	KOREA
63.	Chitose Solar Power Plant LLC	JAPAN
64.	KEPCO Energy Solution Co., Ltd.	KOREA
65.	KEPCO Solar Co., Ltd.	KOREA
66.	KOSPO Power Services Ltda.	CHILE
67.	Energy New Industry Specialized Investment Private Investment Trust	KOREA
68.	KOEN Bylong Pty., Ltd.	AUSTRALIA
69.	KOMIPO Bylong Pty., Ltd.	AUSTRALIA
70.	KOWEPO Bylong Pty., Ltd.	AUSTRALIA
71.	KOSPO Bylong Pty., Ltd.	AUSTRALIA
72.	EWP Bylong Pty., Ltd.	AUSTRALIA
73.	KOWEPO Lao International	LAOS
74.	KEPCO US Inc.	USA
75.	KEPCO Mangilao Holdings LLC	USA
76.	Mangilao Investment LLC	USA
77.	KEPCO Mangilao Solar, LLC	USA
78.	Jeju Hanlim Offshore Wind Co., Ltd.	KOREA
79.	PT. Siborpa Eco Power	INDONESIA
80.	BSK E-New Industry Fund VII	KOREA
81.	e-New Industry LB Fund 1	KOREA
82.	Songhyun e-New Industry Fund	KOREA
83.	BSK E-New Industry Fund X	KOREA
84.	PT. Korea Energy Indonesia	INDONESIA
85.	KOLAT SpA	CHILE
86.	KEPCO California, LLC	USA
87.	KEPCO Mojave Holdings, LLC	USA
88.	Incheon Fuel Cell Co., Ltd.	KOREA
89.	KOEN Service Co., Ltd.	KOREA
90.	KOMIPO Service Co., Ltd.	KOREA
91.	KOWEPO Service Co., Ltd.	KOREA
92.	KOSPO Service Co., Ltd.	KOREA
93.	EWP Service Co., Ltd.	KOREA
94.	PT. KOMIPO Energy Indonesia	INDONESIA
95.	KNF Partners Co., Ltd.	KOREA
96.	KOSPO USA Inc.	USA
97.	Nambu USA LLC	USA
98.	Tamra Offshore Wind Power Co., Ltd.	KOREA
99.	KEPCO MCS Co., Ltd.	KOREA
100.	KEPCO FMS Co., Ltd.	KOREA
101.	Firstkeepers Co., Ltd.	KOREA
102.	Secutec Co., Ltd.	KOREA

	Consolidated subsidiaries	Jurisdiction of Incorporation
103.	SE Green Energy Co., Ltd.	KOREA
104.	Mangilao Intermediate Holdings LLC	USA
105.	KEPCO CSC Co., Ltd.	KOREA
106.	KOAK Power Limited	PAKISTAN
107.	KOMIPO Europe B.V.	NETHERLANDS
108.	Haenanum Energy Fund	KOREA
109.	Paju Ecoenergy Co., Ltd.	KOREA
110.	Guam Ukudu Power LLC	USA
111.	K-SOLAR SHINAN Co., Ltd. (formerly, TS Energy No. 25 Co., Ltd.)	KOREA
112.	KPS Partners Co., Ltd.	KOREA
113.	KEPCO E&C Service Co., Ltd.	KOREA
114.	Moha solar Co., Ltd.	KOREA
115.	Ogiri Solar Power Co., Ltd.	KOREA
116.	KHNP USA LLC	USA
117.	KOMIPO Vanphong Power Service LLC	VIETNAM
118.	Energy Innovation Fund I	KOREA
119.	KHNP Chile SpA	CHILE
120.	Yeong Yang Apollon Photovoltaic Co., Ltd.	KOREA
121.	Yeong Yang Corporation Co., Ltd.	KOREA
122.	SolarVader Co., Ltd.	KOREA
123.	Yeong Yang Innovation Co., Ltd.	KOREA
124.	Yeong Yang Horus Photovoltaic Co., Ltd.	KOREA
125.	Yeong Yang Solar Management Co., Ltd.	KOREA
126.	LSG Hydro Power Limited	PAKISTAN
127.	KOEN Bio Co., Ltd.	KOREA
128.	KOMIPO Energy Solution America, LLC	USA
129.	Elara Investment Holdings, LLC	USA
130.	Elara Equity Holdings, LLC	USA
131.	Elara Class B Holdings, LLC	USA
132.	Elara Class B Member, LLC	USA
133.	Elara Development Holdings, LLC	USA
134.	KOMIPO Development, LLC (formerly, Elara Development, LLC)	USA
135.	Elara Energy Holdings, LLC	USA
136.	Elara Energy Project, LLC	USA
137.	KOMIPO Iberian Solar Group, S.L.U.	SPAIN
138.	Jeongam Wind Power Co., Ltd.	KOREA
139.	KOWEPO Europe B.V.	NETHERLANDS
140.	CVS Equity Holdings, LLC	USA
141.	CVS Class B Holdings, LLC	USA
142.	CVS Development Holdings, LLC	USA
143.	CVS Development, LLC	USA
144.	CVS Class B Member, LLC	USA
145.	CVS Energy Holdings, LLC	USA
146.	Concho Valley Energy, LLC	USA
147.	Concho Valley Solar, LLC	USA
148.	Yeongdeok Sunrise Wind Power Co., Ltd.	KOREA
149.	KHNP Spain, S.L.	SPAIN
150.	UI Carbon-Neutrality Fund	KOREA
151.	KA Power Limited	PAKISTAN
152.	Western Power Changgi Solar Co., Ltd.	KOREA
153.	EWP Australia Pty., Ltd.	AUSTRALIA
154.	Columboola Solar Farm Hold Co Pty., Ltd.	AUSTRALIA
155.	Digital Innovation Growth Fund	KOREA

	Consolidated subsidiaries	Jurisdiction of Incorporation
156.	J Wind First, LLC	KOREA
157.	KEPCO Holding Company	SAUDI ARABIA
158.	KEPCO for Power Company	SAUDI ARABIA
159.	KEPCO for Maintenance Company	SAUDI ARABIA
160.	KOSPO Trumbull LLC	USA
161.	Changjuk Wind Power Co., Ltd.	KOREA

All of the foregoing entities do business under their respective names set forth above.